Exhibit (R)(1)

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC

AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC

and

AETOS ALTERNATIVES MANAGEMENT, LLC

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

I.	Introduction

Aetos Capital Multi-Strategy Arbitrage Fund, LLC, Aetos Capital Distressed Investment Strategies Fund, LLC and Aetos Capital Long/Short Strategies Fund, LLC (each, a “Fund” and, collectively, the “Funds”) and Aetos Alternatives Management, LLC (the “Adviser”) recognize the importance of high ethical standards in the conduct of their business and require that this Code of Ethics (the “Code”) be observed by each Access Person (defined below in Section III a.). All recipients of this Code are hereby directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein.

While compliance with the provisions of this Code is anticipated, Access Persons should be aware that in response to any violations, the Funds and the Adviser will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person. Technical compliance with the procedures of this Code will not automatically insulate from scrutiny trades that show a pattern of abuse of an individual’s fiduciary duties1 to the Funds.

II.	Purpose

This Code has been adopted by the Funds and the Adviser pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Rule 17j-1 generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by persons associated with such companies. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1.

The basic tenets of Rule 17j-1 are as follows:

It is unlawful for any Access Person, principal underwriter for a Fund or affiliated person2 of a principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to Be Acquired (as defined below in Section III m.) by a Fund:

a.	to employ any device, scheme or artifice to defraud the Funds,

[1]	A fiduciary duty is a duty to act for someone else’s (i.e., our Fund shareholders) benefit, while subordinating one’s personal interests to that of the other person. It is the highest standard of duty imposed by law.
[2]	Affiliated person as such term is defined in Section 2(a)(3) of the 1940 Act.

b.	to make to the Funds any untrue statement of a material fact or to omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading, or

c.	to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Funds, or to engage in any manipulative practice with respect to the Funds.

III.	Definitions

a.	“Access Person,” means any manager, officer, trustee, general partner, or Advisory Person of the Funds or the Adviser.

b.	“Advisory Person” means (1) any director, manager, officer, general partner or employee of the Funds or the Adviser, or of any company in a control relationship to the Funds or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (2) any natural person in a control relationship to the Funds or the Adviser who obtains information concerning recommendations made to the Funds or the Adviser with regard to the purchase or sale of a Security by the Funds.

c.	“Independent Manager” is anyone who sits on the Board of Managers of the Funds (the “Board of Managers”), is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the 1940 Act and is not otherwise classifiable as an Advisory Person.

d.	“Investment Personnel” means (1) any employee of the Funds or the Adviser (or of any company in a control relationship to the Funds or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds and (2) any natural person who controls the Funds or the Adviser and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

e.	A Security is “being considered for purchase or sale” when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person considers making such a recommendation or when there is any outstanding order to purchase or sell that security.

f.	“Control” means the power to exercise a controlling influence over the management or policies of the Funds or the Adviser. See Section 2(a)(9) of the 1940 Act.

g.	“Beneficial Ownership” means ownership of securities or securities accounts by or for the benefit of a person, or such person’s “family member,” including any account in which the person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term “family member” means any person’s spouse, child or other relative, whether related by blood, marriage, or otherwise, who either resides with, is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by that person, such as a “significant other.”

h.	“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

i.	“Security Held or to Be Acquired” shall mean (i) any Security which, within the most recent 15 days, is or has been held by the Fund or is being or has been considered by the Fund or the Adviser for purchase or sale by the Fund, and (ii) any option to purchase or sell (and any security convertible into or exchangeable for) a Security.

j.	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

k.	“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(5) or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933, as amended.

l.	“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

m.	“Compliance Officer” shall mean, with respect to the Funds or the Adviser, the person appointed by the Board of Managers or the board of the Adviser, as the case may be, to administer the Code and shall include other person(s) designated by the Compliance Officer to administer the Code.

n.	“Affiliated Underwriter” shall mean any principal underwriter of a Fund that (i) is an affiliated person, as such term is defined in Section 2(a)(3) of the 1940 Act, of the Fund or the Adviser or (ii) has an officer, director or general partner who serves as an officer, director or general partner of the Fund or the Adviser.

o.	“Access Person of an Affiliated Underwriter” shall mean any director, officer or general partner of an Affiliated Underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

IV.	Exempted Transactions

The prohibitions of Section V of this Code shall not apply to:

a.	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

b.	Open-end mutual funds, including money market funds purchased or sold directly through the Funds or its transfer agent.

c.	Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend or distribution reinvestment program or employee stock option plan (this exception does not apply to optional cash purchases).

d.	U.S. Government Securities purchased directly from the U.S. Government.

e.	Bank certificates of deposits purchased directly from a bank.

f.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

g.	Purchases or sales which are non-volitional on the part of either the Access Person, the Funds or the Adviser.

V.	Compliance Procedures

A.	General Prohibition:

No Access Person shall purchase or sell directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale;

1.	is being considered for purchase or sale by the Funds, or

2.	is being purchased or sold by the Funds.

B.	Conflicts of Interest:

Each Access Person has the duty to disclose to the Funds and the Adviser, as the case may be, any interest whatsoever that he or she may have in any firm, corporation or business unit with which he or she is called upon to deal as part of his or her assigned duties with the Funds or the Adviser, or any other activity that the Access Person reasonably believes presents a potential conflict of interest. This disclosure should be timely so that the Funds or the Adviser may take such action concerning the conflict as deemed appropriate by the Compliance Officer or the General Counsel of the Adviser. Use Form E attached hereto for disclosure falling within this subsection.

C.	Gifts:

Access Persons may not accept any fee, commission, gift, or services, other than de minimis gifts, from any persons or entities doing business with or on behalf of the Funds.

D.	Service as a Board Member:

If one or more Funds invest in Securities other than interests in private investment funds, no Investment Personnel may serve on the board of a publicly traded company unless prior authorization is obtained from the Compliance Officer based on a determination that (1) the business of such company does not conflict with the interests of the Funds, (2) service would be consistent with the best interests of the Funds and its shareholders, and (3) service is not prohibited by law. If such service is authorized, procedures will then be put in place to isolate such Investment Personnel serving as managers of outside entities from those making investment decisions on behalf of the Funds.

Advance notice should be given so that the Funds or the Adviser may take such action concerning the conflict as deemed appropriate by the Compliance Officer. Form E can be used to disclose any intent to serve as a board member of a publicly traded company.

E.	Initial Public Offerings and Limited Offerings:

Investment Personnel must obtain prior approval from the Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering. Those Investment Personnel who have obtained prior approval and made an investment in an Initial Public Offering or a Limited Offering must disclose (on Form E) that investment to the Compliance Officer when such Investment Personnel play a part in any subsequent consideration of an investment in the issuer by a Fund. Under such circumstances, the decision by a Fund to purchase securities of the issuer of the Initial Public Offering or the Limited Offering must be subject to independent review by the Compliance Officer or Investment Personnel with no personal interest in the issuer.

Use Form E attached hereto for disclosure of activities falling within this subsection.

F.	Purchases or Sales by Investment Personnel:

No Investment Personnel may purchase an interest in a private investment fund without the prior approval of the Compliance Officer. If one or more Funds invest in Securities other than interests in private investment funds, no Investment Personnel may execute a personal Securities transaction within seven calendar days before and after a Fund trades in that Security.

Use Form E attached hereto for disclosure of activities falling within this subsection.

G.	Short-Term Trading Profits:

If one or more Funds invest in Securities other than interests in private investment funds, Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same or equivalent Securities within 60 calendar days.

VI.	Violations and Sanctions

All Access Persons must report any violations or potentials violations of this Code promptly to the Compliance Officer.

If the Compliance Officer discovers that an Access Person has violated any provision of the Code, the Adviser may impose such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension with or without pay, or termination of employment. Any such violation shall be reported to the Board of Managers at the next meeting of the Board of Managers occurring after the Compliance Officer becomes aware of the violation.

Any profits realized on personal transactions in violation of the Code must be disgorged in a manner directed by the Adviser.

VII.	Reporting and Monitoring

A.	The Compliance Officer shall monitor the personal trading activity of all Access Persons pursuant to the procedures established under this Code. The forms (Form A-E) attached hereto are designed to achieve this purpose.

B.	Each Access Person, except the Independent Managers[3], shall submit to the Compliance Officer:

(i)	Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information (which must be current as of a date no more than 30 days prior to the date the person becomes an Access Person):

(a)	The title, number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership when the person became an Access Person;

(b)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

(c)	The date that the report is submitted by the Access Person.

[3]	Independent Managers may be required to file a Quarterly Transaction Report — see Section VII C. below.

(ii)	Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

(a)	With respect to any transaction during the quarter in a Security in which the Access Person had any Beneficial Ownership:

(1)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

(2)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	The price of the Security at which the transaction was effected;

(4)	The name of the broker, dealer or bank with or through which the transaction was effect; and

(5)	The date that the report is submitted by the Access Person.

(b)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(1)	The name of the broker, dealer or bank with whom the Access Person established the account;

(2)	The date the account was established; and

(3)	The date that the report is submitted by the Access Person.

(iii)	Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

(a)	The title, number of shares and principal amount of each Security in which the Access Person had any Beneficial Ownership;

(b)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

(c)	The date that the report is submitted by the Access Person.

C.	An Independent Manager need only file a Quarterly Transaction Report if he or she, at the time of a transaction, knew, or in the ordinary course of fulfilling his or her official duties as a member of the Board of Managers, should have known that during the 15 day period immediately preceding or following the date of the transaction in a Security by the Independent Manager the Security was purchased or sold by a Fund or was considered for purchase or sale by a Fund.

D.	Any Access Person of an Affiliated Underwriter shall also submit the reports described in Section VII B. of this Code. The Compliance Officer will notify any Access Person of an Affiliated Underwriter of his or her obligation to file the reports described in Section VII B. of this Code.

E.	Each Access Person shall complete an annual certification on the form attached as Form C (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code’s provisions applicable to such person. Each newly hired Access Person shall complete the certification on the form attached as Form C (or as revised from time to time) to acknowledge that he or she has received, read and understood the Code. Upon any material change to this Code, each Access Person shall also complete the certification on the form attached as Form C (or as revised from time to time) to acknowledge that he or she has received, read and understood the amended Code and that he or she is subject to and has complied with each of the Code’s provisions applicable to such person.

F.	The Compliance Officer shall prepare annually a written report for the Board of Managers which (1) describes any issues arising under the Code since the last report to the Board of Managers, including, but not limited to, information about material violations of the Code and sanctions imposed in response thereto and (2) certifies that the Funds, the Adviser and any Affiliated Underwriter have adopted procedures reasonably necessary to prevent Access Persons or Access Persons of an Affiliated Underwriter from violating the Code.

G.	All reports furnished pursuant to this Code will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

H.	An Access Person need not make a Quarterly Transaction Report under Section VII B(ii) if all of the information required in such report would duplicate information (1) contained in broker trade confirmations or account statements received by a Fund or the Adviser with respect to the Access Person in the time period required by Section VII B(ii) or (2) required to be recorded under Rule 204-2(a)(12) under the Investment Advisers Act of 1940, as amended.

VIII.	Recordkeeping

The Funds and the Adviser will maintain the following records at their principal place of business by such means permissible under the conditions described in Rule 31a-2 of the 1940 Act and Rule 204-2 of the Advisers Act (or under no-action letters or interpretations under these rules) and make these records available to the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

(a)	A copy of this Code in an easily accessible place;

(b)	A record of any violation of the Code, and any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(c)	A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

(d)	A record of all persons, currently or within the past five years, who are or were required to make reports as required by this Code, or who are or were responsible for reviewing these reports, in an easily accessible place;

(e)	A copy of each report required by Section VII E of the Code for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place; and

(f)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section V E of the Code for at least five years after the end of the fiscal year in which the approval is granted.

IX.	Amendments

A.	Any material change to this Code must be approved by the Board of Managers, including a majority of the Independent Managers, within six months after such material change has been adopted by the Adviser. Further:

i.	Any approval of a material change to this Code by the Board of Managers must be based on a determination that the amended Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the 1940 Act; and

ii.	Prior to the approval of any amendments to this Code, the Fund or Adviser will provide the Board of Managers with a certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

B.	Any Affiliated Underwriter must adopt a written code of ethics that contains provisions reasonably necessary to comply with Rule 17j-1 of the 1940 Act. Any material change to such Affiliated Underwriter’s code of ethics must be approved by the Board of Managers in the manner prescribed under Section IX A. of this Code.

X.	Conclusion

Upon receipt of this Code, all personnel must do the following:

A.	All new employees must read the Code, complete all relevant forms (attached hereto) and schedule a meeting with the Compliance Officer to discuss the provisions herein within two calendar weeks of employment.

Before completing the forms, multiple copies of the following forms must be made so that you will have the copies you need to insure continuing compliance:

1.	Form A,

2.	Form B,

3.	Form C,

4.	Form D, and

5.	Form E.

B.	Existing employees who did not receive this Code upon hire, for whatever reason, must read the Code, complete all relevant forms (attached hereto) and schedule a meeting with the Compliance Officer to discuss the provisions herein at the earliest possible time; but not later than the end of the relevant quarter as delineated on Form A.

Before completing the forms, multiple copies of the following forms must be made so that you will have the copies you need to insure continuing compliance:

1.	Form A,

2.	Form B,

3.	Form C,

4.	Form D, and

5.	Form E.

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC

AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC

and

AETOS ALTERNATIVES MANAGEMENT, LLC

Form A to the

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

Quarterly Securities Transaction Confidential Report

Calendar quarter ended:	March 31,	June 30,
(Circle & Complete One)

	September 30,	December 31,

This report is submitted by                                                                                                                    (print name).

I certify that the transactions listed below are the only transactions effected in securities of which I had Beneficial Ownership, as defined in Section III(g) of the Code, during the calendar quarter noted above.

Date of Transaction	Type of Transaction	Title of Security	Number of Shares	Principal Amount	Price	Broker/ Dealer

P = Purchase	(Use additional sheets if necessary)
S = Sale
E = Exercise of Option

Signature

Date

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC

AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC

and

AETOS ALTERNATIVES MANAGEMENT, LLC

Form B to the

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

Annual Securities Holding Confidential Report for the Year Ended December 31,                 .

This report is submitted by                                                                                                                 (print name).

I certify that the transactions listed below are the only transactions effected in securities of which I had Beneficial Ownership, as defined in Section III(g) of the Code, as of the year indicated above.

Title/Type of Security	Number of Shares	Principal Amount

(Use additional sheets if necessary)

Signature

Date

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC

AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC

and

AETOS ALTERNATIVES MANAGEMENT, LLC

Form C to the Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

Certification of Compliance with the Code

I,                                                                      , hereby certify that I have received the Code of Ethics (the “Code”) adopted as of August 22, 2002, and as amended on [—], 2013, pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended, and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code’s provisions to which I am subject, including the disclosure of all personal securities in which I have Beneficial Ownership, as defined in Section III(g) of the Code.

Signature

Position

Date

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC

AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC

and

AETOS ALTERNATIVES MANAGEMENT, LLC

Form D to the

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

Confidential List of Initial Securities Holdings

I hereby certify that the following is a complete listing of all securities4 (other than open-end mutual funds and other exempt securities as described in Section IV of the Code) beneficially owned (as described in III(g) of the Code) by me as of the date hereof.

Name of Security	Type of Security	Number of Shares or Principal Value of Bonds	Year Acquired

(Use additional sheets if necessary)

Signature

Date

[4]	Note: The term “securities” includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code.

AETOS CAPITAL MULTI-STRATEGY ARBITRAGE FUND, LLC

AETOS CAPITAL DISTRESSED INVESTMENT STRATEGIES FUND, LLC

AETOS CAPITAL LONG/SHORT STRATEGIES FUND, LLC

and

AETOS ALTERNATIVES MANAGEMENT, LLC

Form E to the

Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act

Confidential List of Other Regulated Activities

I hereby certify that the following is a list of transactions engaged in or proposed to be engaged in by me, as referred to in Sections V(B), V(E), and V(F), of the Code:

Signature

Date